GROUP BUSINESS SOFTWARE AG

Financial Statements

December 31, 2010

K. R. MARGETSON LTD.

Chartered Accountants

331 East 5th Street	Tel 604.929.0819
North Vancouver BC	Fax: 1.877.874.9583
V7L 1M1	keith@krmargetson.com
Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

GROUP Business Software AG:

We have audited the consolidated balance sheet of GROUP Business Software AG and its subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GSB Enterprises Incorporated. as of December 31, 2010 and 2009 and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ K. R. MARGETSON LTD.
North Vancouver BC	Chartered Accountants

March 12, 2012

2

GROUP Business Software AG

Balance Sheets

December 31, 2010 and 2009

(Audited)

	2010	2009
	$	$
Assets
Current Assets
Cash and cash equivalents (Note 5)	1,870,811	1,719,001
Accounts receivable (Note 6)	5,708,320	2,821,958
Inventories (Note 2)	—	114,170
Deferred tax assets (Note 28)	—	12,284
Prepaid expenses (Note 7)	1,419,707	1,550,634
Other receivables (Note 9)	2,222,887	332,814
Assets held for sale (Note 8)	—	12,372,600
Total current assets	11,221,725	18,923,461

Property, plant and equipment (Note 10)	296,812	275,856
Financial assets (Note 11)	837,481	99,000
Investment in related company, at equity (Notes 4 & 12)	290,973	376,845
Deferred tax assets (Note 28)	1,136,134	4,968,740
Goodwill (Note 13)	30,983,438	27,061,745
Software (Note 14)	16,349,896	12,863,820
Other assets (Note 15)	223,630	175,900
Total non-current assets	50,118,364	45,821,906

Total assets	61,340,089	64,745,367

Liabilities and stockholders' equity
Current liabilities
Notes payable (Note 16)	1,440,295	—
Liabilities to banks (Note 17)	50,324	83,793
Accounts payables and accrued liabilities (Note 18)	1,891,405	1,383,593
Tax accruals	112,350	45,159
Other accruals (Note 18)	2,797,452	2,083,842
Other liabilities (Note 19)	2,820,002	1,222,993
Deferred income (Note 20)	6,208,458	5,919,527
Liabilities held for sale (Note 21)	—	2,013,729
Total current liabilities	15,320,286	12,752,636

Notes payable (Note 16)	—	1,549,490
Liabilities to banks (Note 22)	780,277	3,231,405
Deferred tax liabilities (Note 28)	878,450	926,357
Retirement benefit obligation (Note 27)	153,962	150,276
Other liabilities (Note 23)	6,127,374	4,426,326
Total non-current liabilities	7,940,063	10,283,854

Total liabilities	23,260,349	23,036,490

See Accompanying Notes

3

GROUP Business Software AG

Balance Sheet

December 31, 2010 and 2009

(Audited)

	2010	2009
	$	$

Stockholders' equity
Common stock	33,788,171	33,788,171
Authorized:
25,232,000 common shares, par value $1.339 17,514,738 common shares, par value $1.339 with restrictions (Note 24)
Issued and outstanding
25,232,000 shares of common stock
Additional paid in capital	4,378,197	4,378,197
Retained earnings	(53,508)	3,278,899
Other comprehensive income (loss)	(27,224)	260,318
	38,085,636	41,705,585
Noncontrolling interest in subsidiaries	(5,896)	3,292

Total stockholders' equity	38,079,740	41,708,877

Total liabilities and stockholders' equity	61,340,089	64,745,367

Commitment (Note 30)

Subsequent events (Note 31)

See Accompanying Notes

4

GROUP Business Software AG

Statements of Operations

For the years ended December 31, 2010 and 2009

(Audited)

	2010	2009
	$	$
Revenue
Products	12,848,954	12,479,629
Services	14,858,272	19,105,103
	27,707,226	31,584,732
Cost of goods sold
Products	7,016,189	5,361,372
Services	7,066,305	5,962,619
	14,082,494	11,323,991

Gross profit	13,624,732	20,260,741

Operating expenses
Selling expenses	10,610,545	13,847,697
Administrative expenses	3,853,532	4,481,893
General expenses	1,158,495	703,129
	15,622,572	19,032,719

Operating income (loss)	(1,997,840)	1,228,022

Other Income (expense)
Other Income	2,393,820	454,486
Interest income	16,798	44,626
Interest expense	(471,282)	(263,590)
	1,939,336	235,522

Income (loss) before income taxes	(58,504)	1,463,544
Income tax expense	3,283,091	44,106

Net income (loss)	(3,341,595)	1,419,438
Net income (loss) attributable to noncontrolling interest	(9,188)	(533)

Net income (loss) attributable to stockholders	(3,332,407)	1,419,971

Other comprehensive income (loss)	(287,542)	77,097

Comprehensive income (loss) attributed to stockholders	(3,619,949)	1,497,068

Net earnings (loss) per share, basic and diluted	$(0.13)	$0.06

Weighted average number of shares of common stock outstanding - basic and diluted	25,232,000	25,232,000

See Accompanying Notes

5

GROUP Business Software AG

Statement of Equity

For the period from January 1, 2009 to December 31, 2011

(Audited)

	Common Stock		Additional	Accumulated Other Comprehensive	Retained	Equity attributable to noncontrolling
	Shares	Amount	Paid in Capital	Income (Loss)	Earnings	interests	Equity
		$	$	$	$	$	$

Balance January 1, 2009	25,232,000	33,788,171	4,378,197	183,221	1,858,928	3,825	40,212,342

Net income (loss) for the year ended December 31, 2009	—	—	—	77,097	1,419,971	(533)	1,496,535

Balance, December 31, 2009	25,232,000	33,788,171	4,378,197	260,318	3,278,899	3,292	41,708,877

Net income (loss) for the year ended December 31, 2011	—	—	—	(287,542)	(3,332,407)	(9,188)	(3,629,137)

Balance, December 31, 2010	25,232,000	33,788,171	4,378,197	(27,224)	(53,508)	(5,896)	38,079,740

See Accompanying Notes

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GROUP Business Software AG

Consolidated statements of Cash Flows

For the Years Ended December 31, 2010 and 2009

	2010	2009
	$	$
Cash flow from operating activities
Net income (loss) for the year	(3,341,595)	1,419,438
Adjustments
Deferred income taxes	3,796,983	(167,191)
Depreciation and amortization	4,035,732	2,894,795
Interest expense	(109,195)	80,448
Loss on sale of assets	266,269	—
Loss from equity investment	85,872	31,078
Changes in operating assets and liabilities
Accounts receivable and other assets	(4,776,437)#	2,674,510
Inventories	114,170	(12,265)
Prepaid	130,927	123,292
Plan assets	—	(10,930)
Accounts payables and other accruals	2,322,233	(3,117,864)
Pension obligations	3,686	10,243
Deferred income	288,931	379,270
Tax liabilities	(31,500)	—
Net cash provided by operating activities	2,786,076	4,304,824

Cash flow from investing activities
Purchase of intangible assets	(5,941,611)	(4,560,821)
Purchase of property, plant and equipment	(159,352)	(479,398)
Sale of subsidiaries	2,588,035	(1,513,176)
Financial assets	321,243	—
Net cash used in investing activities	(3,191,685)	(6,553,395)

Cash flow from financing activities
Net borrowings - banks	(33,469)	830,001
Other liabilities	878,430	(692,093)
Net cash used in financing activities	844,961	137,908

Net increase in cash	439,352	(2,110,663)
Effect of translation on cash and cash equivalents	(287,542)	77,097
Cash and cash equivalents - Beginning of the year	1,719,001	3,752,567

Cash and cash equivalents - End of year	1,870,811	1,719,001

Supplemental disclosures (See Note 29)

See Accompanying Notes

7

Notes on the Annual Financial Statement for the Business Year

Ending December 31, 2010

GROUP Business Software AG

Note 1	COMPANY AND BACKGROUND

GROUP Business Software AG (“GROUP”), a German-based public-company whose stock trades on the Frankfurt Exchange under the stock symbol INW. GROUP’s core business is focused on serving IBM’s Lotus Notes and Domino market where it has become IBM’s largest provider of software and services for business solutions worldwide. GROUP caters primarily to mid-market and enterprise-size organizations having over 3,500 customers in thirty-eight countries spanning four continents, representing more than 5,000,000 active users of its products. GROUP’s customers include Abbot, Ernst & Young, Deutsche Bank, Bayer, HBSC, Merck and Toyota. GROUP provides Cloud Computing technology, IBM Lotus Notes/Domino Application Transformation technology, Email Management software, Lotus Software Services, Customer Relationship Management software and Risk & Compliance Management solutions. Headquartered in Eisenach, Germany, GROUP has offices throughout Europe and North America.

On November 5, 2010, the Company’s shareholders entered in to an agreement to sell approximately 28.2% of the outstanding common shares of GROUP Business Software AG, (“GROUP, trading on the Frankfurt Stock Exchange under the symbol INW to GBS Enterprises Incorporated (“GBSX”), a U.S. company. The Company’s shareholders exchanged 7,115,500 shares of common stock of GROUP in exchange for 3,043,985 shares of GBSX. The agreement was effective December 30, 2010.

On January 6, 2011, the Company’s shareholders exchanged an additional aggregate of 5,525,735 shares of common stock of GROUP in exchange for 2,361,426 shares of common stock of the GBSX. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP. This transaction resulted in a change of control in GROUP as GBSX gained 50.1% controlling interest with an aggregate of 12,641,235 common shares.

Note 2	ACCOUNTING POLICIES

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America, the more significant of which are as follows:

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company adopted FASB Codification topic (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Net Income per Common Share

ASC 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

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Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, financial assets, notes payable, liabilities to banks, accounts payable and accrued liabilities and other liabilities. As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date. Changes in fair value are recognized through profit and loss. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Currency Risk

We use the US dollar as our reporting currency. The functional currencies of our significant foreign subsidiaries are the local currency, which includes the Euro and the British pound. Accordingly, some assets and liabilities are incurred in those currency and we are subject to foreign currency risks.

Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Inventories

Pursuant to ASC 330 Inventories, inventories held for sale are recognized under inventories. Inventories were measured at the lower of cost or market. Cost is determined on a first-in-first out basis, without any overhead component.

Intangible Assets

Intangible assets predominately comprise goodwill, acquired software and capitalized software development services. Intangible assets acquired in exchange for payment are reflected as acquisition costs. If the development costs can be capitalized per ASC 985-20-25, these are reflected as ascribable personnel and overhead costs.

Company created software can be intended for sale to third parties or used by the Company itself. If the conditions for capitalization are not met, the expenses are recorded with their effect on profit in the year in which they were incurred.

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GROUP amortizes intangible assets with a limited useful life to the estimated residual book value in accordance with ASC regulations. In addition, in special circumstances according to ASC 350-30, a recoverability test is performed and, if applicable, unscheduled amortization is considered.

The useful life of acquired software is between three and five years and three years for Company-designed software.

Intangible assets obtained as part of an acquisition which do not meet the criteria for a separate entry are identified as goodwill and are reviewed once a year as to their recoverability in the form of an impairment test. If they are no longer recoverable, an unscheduled amortization expense entry is performed.

Use value is generally used in order to determine the recoverability of goodwill and intangible assets with an indefinite useful life. The current plan prepared by the management serves as the basis for this policy. The planning assumptions are each adjusted for the current state of knowledge. Reasonable assumptions regarding macroeconomic trends and historical developments are taken into account in making these adjustments. Future estimated cash flows are essentially determined based on the expected growth rates of the markets in question.

Property, Plant and Equipment

Property, plant and equipment are valued at acquisition or manufacturing costs, reduced by scheduled and, if necessary, unscheduled depreciation. Fixed assets are depreciated on a straight-line basis, prorated over their expected useful life. Scheduled depreciation is mainly based on useful lives of 3 to 10 years.

If fixed assets are sold, retired or scrapped, the profit or loss arising from the difference between the net sales proceeds and the residual book value are included under other operating earnings and expenses.

Impairment or Disposal of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with ASC topic, 360.10. This guidance requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. No impairment has been recognized in the accounts.

10

Revenue Recognition

Sources of Revenues

License revenues

Our license revenues consist of revenues earned from the licensing of our software products. These products are generally licensed on a perpetual basis. Pricing models have generally been based either upon the physical infrastructure, such as the number of physical desktop computers or servers, on which our software runs or on a per user basis. License revenues are recognized when the elements of revenue recognition for the licensed software are complete, generally upon electronic shipment of the software and the software key to provide full access to all functionalities for our customers. In general our invoices reflect license, service and maintenance components. In the case of multi element contracts, the revenues allocated to the software license represent the residual amount of the contract after the fair value of the other elements has been determined. Certain products of our software offering are licensed on a subscription basis.

Software maintenance revenues

Software maintenance revenues are recognized ratably on a pro-rata basis over the range of the contract period. Our contract periods typically range from one to five years. Vendor-specific objective evidence (“VSOE”) of fair value for software maintenance services is established by the rates charged in stand-alone sales of software maintenance contracts or the stated renewal rate for software maintenance. Customers who are party to software maintenance agreements with us are entitled to receive support, product updates and upgrades on a when-and-if-available basis.

Professional services revenues

Professional services include pre-project consulting, software design, customization, project management, implementation and training. Professional services are not considered essential to the functionality of our products, as these services do not alter the product capabilities and may be performed by our customers or by other vendors. Professional services engagements performed for a fixed fee, for which we are able to make reasonably dependable estimates of progress toward completion, are recognized on a proportional performance basis based on hours incurred and estimated hours of completion. Professional services engagements that are on a time and materials basis are recognized based on hours incurred. Revenues on all other professional services engagements are recognized upon completion. Our professional services may be sold with software products or on a stand-alone basis. Vendor Specific Objective Evidence (VSOE) of fair value for professional services is based upon the standard rates we charge for such services when sold separately.

Foreign Currency Translation

The functional currency of the Company is Euros. For financial reporting purposes, the financial statements of GROUP were translated into US dollars. Assets and liabilities were translated at the exchange rates at the balance sheet dates and revenue and expenses were translated at the average exchange rates and stockholders’ equity was translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity .

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Other Provisions

As required under ASC 450 Contingencies, provisions are made whenever there is a current obligation to third parties resulting from a past event which is likely in the future to lead to an outflow of resources and of which the amount can be reliably estimated. Provisions not already resulting in an outflow of resources in the following year are recognized at their discounted settlement amount on the financial statement date. The discount taken is based on market interest rates. The settlement amount also includes the expected cost increases. Provisions are not set off against contribution claims. If the amended estimate leads to a reduction of the obligatory amount, the provision is proportionally reversed and the earnings are recognized in other operating earnings.

Deferred Taxes

Income taxes are provided in accordance with ASC topic 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

Effective July 1, 2010, we adopted the update to the accounting standard regarding derivatives and hedging (Topic 815). This update clarifies how to determine whether embedded credit derivatives, including those interests held in collateralized debt obligations and synthetic collateralized debt obligations, should be bifurcated and accounted for separately. The adoption of this standard did not have a significant impact on our results of operations.

In December 2010, the FASB issued Accounting Standards Update ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (Topic 805). The update requires public companies to disclose pro forma information for business combinations that occur in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. This guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted. The Company’s adoption of FASB ASU No. 2010-29 effective December 1, 2010 did not have an impact on the Company’s consolidated results of operations or financial position but did result in additional disclosures.

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A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements

Off - Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Note 3	SUBSIDIARY COMPANIES

In the consolidated financial statements of GROUP Business Software AG, the subsidiaries listed below were included in the basis of consolidation; in the previous year, there were eight of these subsidiaries (KUSD = 1,000’s of US Dollars).

		Stockholders' Equity as of 12.31.10	Percentage of Subscribed Capital		Profit of the Fiscal Year	Date of the First
Affiliated Company	Headquarters	KUSD	KUSD	in %	KUSD	Consolidation
ebVOKUS Software GmbH	Dresden	391	54	100,0%	201	11.01.2005
GROUP Business Software (UK) Ltd.	Manchester	-1.030	29	100,0%	-312	12.31.2005
GROUP Business Software Corp.	Milford	-1.651	1	100,0%	-1.130	12.31.2005
GROUP LIVE N.V.	Den Haag	-2.013	134	100,0%	8	12.31.2005
GROUP Technologies GmbH	Karlsruhe	72	33	100,0%	0	10.01.2005
Permessa Corporation	Waltham	-372	0	100,0%	50	09.22.2010
Relavis Corporation	New York	-486	1	99,5%	387	08.01.2007

GROUP Business Software (UK) Ltd. is an indirect 100% shareholding.

A domination and profit transfer agreement is in place between GROUP Business Software AG as the dominating company and Group Technologies GmbH.

Effective March 1, 2010, the Company disposed of its interest in GROUP Business Software Holding OY and the latter's subsidiary Gedys IntraWare GmbH.

On September 22, 2010, GROUP Business Software AG acquired the initial 51% of the Permessa Corporation and the remaining shares on November 23, 2010.

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Note 4	RELATED COMPANY

Due to the absence of domination/control, B.E.R.S. AD, Varna, Bulgaria was treated as an equity investment in the consolidated financial statements. GROUP Business Software AG's interest in B.E.R.S AD, with acquisition costs of 265,000.00 Euros, is 50%.

		Total Value
		Assets
		12.31.10	Debts	Sales Revenues	Annual Profit/Loss
Associated Companies	Headquarters	KUSD	KUSD	KUSD	KUSD

B.E.R.S. AD	Varna	186	59	379	-118

Note 5	CASH AND CASH EQUIVALENTS

As of the financial statement date, the Company’s cash and cash equivalents totaled 1,871 KUSD (previous year: 1,719 KUSD). Included in that amount are cash equivalents of 20 KUSD (previous year: 42 KUSD). 250 KUSD are in accounts that are subject to federal deposit insurance as of the financial statement date. (No insurance in previous year.)

Note 6	ACCOUNTS RECEIVABLE

Receivables are generally measured at their nominal value and taking into account all foreseeable risks. Probable default risks are handled with specific allowances for bad debts. With regard to the trade receivables which are neither impaired nor delinquent, there are no indications as of the financial statement date that the debtors will not meet their payment obligations.

There were no expenses incurred through de-recognition of receivables in the 2010 fiscal year.

The residual term of the receivables is less than one year with the exception of deposits provided as security presented under other financial assets.

Note 7	PREPAID EXPENSES

Prepaid expenses in the amount of 1,419 KUSD (previous year: 1,551 KUSD) represent a down payment toward a share of sales in a basic technology in the amount of 1,201 KUSD (previous year: 1,213 KUSD). Due to technical delays, the term of this license has been extended until June 30, 2014.

Note 8	ASSETS HELD FOR RESALE

In fiscal 2009, the outgoing assets associated with the sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY, were recognized under this category in the amount of 12,373 KUSD. A breakdown of the assets included is disclosed below. The ultimate disposal in fiscal 2011 was not shown as a discontinued operation as there continues to be operations in the segment to which it was grouped.

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KUSD
2009
Asset
Cash	1,185.6
Trade receivables	2,847.6
Other receivables	281.3
Equipment	66.2
Goodwill	7,292.6
Other intangible assets	699.3
12,372.6

Note 9	OTHER RECEIVABLES - CURRENT

The largest individual item under other receivables represents reinstatement of a receivable from previous management of a subsidiary company in the amount of 1,902 KUSD (previous year: 0 KUSD). Also included herein are tax refund claims (44 KUSD; previous year: 229 KUSD), other loans issued (0 KUSD; previous year: 59 KUSD) as well as security deposits (282 KUSD; previous year: 45 KUSD).

Note 10	PROPERTY PLANT AND EQUIPMENT

Fixed assets are measured at cost less scheduled straight-line depreciation. The specific useful life was based on those used uniformly at the parent company.

Depreciation of the computer hardware listed as office equipment is distributed over a period of three to five years. The depreciation period for other office equipment is three to ten years. Office furnishings are depreciated over a period of eight to ten years.

	KUSD 12.31.2010			KUSD 12.31.2009
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Depreciation	Value	Cost	Depreciation	Value

Equipment	4,492	4,195	297	4,538	4,262	276

Note 11	LONG TERM FINANCIAL ASSETS

The major components of the Financial Assets include the following:

	KUSD	KUSD
	2010	2009
Receivable from sale of GEDYS IntraWare GMbH
Balance outstanding, payable in monthly installments of $20,086, bearing interest at prime plus .25%, not to be greater than 2% per annum.	984	—

Current portion, included in other current receivables	241

	743	—
Other long term receivables	95	99
Balance, March 31	838	99

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Note 12	INVESTMENT IN RELATED COMPANY

The investment, representing 50% of B.E.R.S. AD has been accounted for on the equity basis, with the Company’s proportionate share of income being recorded in the consolidated statement of operations with a corresponding adjustment to the asset carrying value. In fiscal 2011, the proportion share of the loss was 59 KUSD and in 2010 it was 46 KUSD.

Note 13	GOODWILL

Goodwill results from business combinations and is tested annually for recoverability as part of an impairment test. Goodwill arises from the following business acquisitions:

Affiliated Company	Date of the First Consolidation	Goodwill as of 12.31.2010 in KUSD	Goodwill as of 12.31.2009 in KUSD
global words AG	01.10.02	5.095,3	4.821,9
GROUP Technologies AG	01.09.05	4.479,7	4.239,4
GROUP Business Software Inc.	31.12.05	2.177,5	2.060,7
GROUP LIVE N.V.	31.12.05	1.324,2	1.253,2
Retained goodwill CRM Business	31.12.05	3.108,4	2.941,7
GROUP Business Software Ltd	31.12.05	2.765,1	2.616,7
ebVOKUS Software GmbH	01.10.05	443,6	419,8
GAP AG für GSM Applikationen und Produkte	31.12.05	1.913,9	1.811,2
Relavis Corporation	01.08.07	7.288,3	6.897,1
Permessa	22.09.10	2.387,4	0,0
		30,983,4	27,061,7

Note 14	SOFTWARE

Development costs

The costs of developing new software products and updating products already marketed by GROUP Business Software AG are generally recognized as expenses in the period in which they arise. Provided they meet the conditions for capitalization as per FASB ASC 985-20-25, they are capitalized. Capitalized development costs can be attributed to the defined products. These products are technically realizable and there is a target market for them.

The development costs arising in the reporting period result from the personnel costs to be attributed to the development work as well as overhead costs, provided that these are related to the development work and do not represent general administrative costs. The ascribable overhead costs are directly recognized.

Capitalized development costs are generally amortized over a period of three years starting with the date of marketability of the new products or major releases.

Concessions, Industrial Property Rights, Licenses

The intangible financial assets carried in this item are licenses acquired in exchange for payment.

These financial assets are measured at acquisition cost less scheduled straight-line amortization. The assets added in the scope of the cost price allocation of the business divisions acquired this year.

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The useful life spans were based uniformly throughout the Corporation on those used by the parent company. Scheduled amortization is performed over a period from three to ten years.

The useful life of the domain “gbs.com”, acquired during the previous year, was estimated as unlimited. This is because no other legal, contractual or other factors exist which would limit its useful life. It is not systematically amortized, but rather annually and also, whenever there are signs pointing to impairment, it is tested for its recoverability and if necessary written down to the amount which could be obtained for it if sold.

Amortization of concessions, industrial property rights and similar rights and assets as well as licenses to such rights and assets is presented in the profit and loss statement under "Depreciation and Amortization."

Note 15	OTHER ASSETS

Re-insurance claims from life insurance (reinsurance of pension obligations) were recognized as actuarial reserves. Corresponding communications by the insurance companies form the basis for the valuation. Earnings from interest on the financial assets were - according to the cost of liabilities from pension obligations - presented in the pension plan costs.

Note 16	NOTES PAYABLE

This item concerns the outside capital components of the convertible bond issue in the amount of 1,440 KUSD (previous year: 0 KUSD; long term 1,550 KUSD). The outside capital component of the convertible bond is carried at amortized cost according the effective interest method in compliance with the categorization pursuant to FASB ASC 815-15. The effective interest rate used as a basis as of the financial statement date is 6.16% (previous year: 6,61%). Conversion terms are $1.3391 (1 Euro) note per 1 common stock of the Company. The term of the convertible bonds ends on December 31, 2011.

The total note converted to common stock was 2,572. The remaining balance has been repaid back in full on January 2012.

Note 17	LIABILITIES TO BANKS - CURRENT

Short term liabilities to bank represent an operating line of credit, bearing interest at 3.8%, with a credit limit of 80 KUSD. Security is disclosed with the long term portion of bank debt. See Note 22.

Note 18	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables

As of the financial statement date, trade accounts payable amounted to 1,891 KUSD (previous year: 1,384 KUSD). Trade payables are carried at their repayment amount and all have a residual term of up to one year.

Tax accruals

As of the financial statement date, provisions for taxation were created in the amount of 112 KUSD (previous year: 45 KUSD).

Other accrual

Other provisions are created in the amount necessary as of the financial statement date which is necessary, according to a reasonable commercial appraisal, in order to cover future payment obligations, perceivable risks as well as uncertain liabilities of the Company. The amounts deemed to be most likely in a careful assessment of the situation are accrued.

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	Status				Currency	Status
KUSD	01.01.10	Utilization	Dissolution	Increase	Differences	12.31.10

Salary	1.004	895	118	1.241	10	1.241
Vacation	245	247	0	224	2	224
Workers Compensation Insurance Association	20	20	0	15	0	15
Compensation Levy for Non-Employment of Severely Handicapped Persons	16	16	0	17	0	17
Outstanding Invoices	463	282	86	794	0	889
Annual Financial Statement Costs	232	199	11	182	1	205
Other Provisions	254	221	26	30	9	46
Warranties	133	90	0	82	0	125
Provision for Legal Costs	70	6	40	13	0	36
Reclassification Held for Sale	-352	-237	0	116	0	0

Total	2.083	1.739	282	2.734	21	2.798

Provisions for salaries include the provisions created for the variable salaries of the sales staff for the sales objectives reached in this business year as well as the contractually stipulated guaranteed bonuses for the members of the Board of Directors for the business year.

Vacation provisions include the obligations of GROUP’s companies to their employees from remaining vacation claims for the reporting period. The amount of the provision is based on the gross salary of the individual employee plus the employer contribution to social security and the unused vacation days as of the financial statement date.

For liabilities not yet settled, a provision totaling 889 KUSD (previous year: 463 KUSD) was created.

Expenses for preparing the annual financial statements and the consolidated financial statements, for the auditing of the Company and consolidated financial statements were recognized at 205 KUSD (previous year: 232 KUSD.

For warranty claims, a provision was created depending on income from services.

Note 19	OTHER SHORT TERM LIABILITIES

Other short-term liabilities are comprised of the following:

Other Short-Term Liabilities	12.31.2010	12.31.2009
	KUSD	KUSD
Purchase Assets L911	745,9	505,1
Purchase Assets - Fastworks	119,2	—
Purchase Assets - Permessa	757,9	—
Purchase Assets - Salesplace	504,8	—
Tax Liabilities	603,9	635,4
Loans	—	72,4
Other Liabilities	88,3	10,1
	2,820.0	1.223,0

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Note 20	DEFERRED INCOME

Accruals for future periods leading to realization of sales after the financial statement date are reported under deferred income. The deferred income items listed as of the financial statement date in the amount of 6,208 KUSD (previous year: 5,920 KUSD) mainly include maintenance income collected in advance for the period after the end of the fiscal year which primarily accumulated in the parent company. They are amortized on a straight-line basis over the respective contract terms.

Note 21	LIABILITIES HELD FOR SALE

In fiscal 2009, the outgoing liabilities associated with the sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY, were recognized under this category in the amount of 2,013.7 KUSD. A breakdown of the assets included is disclosed below. The ultimate disposal in fiscal 2010 was not shown as a discontinued operation as there continues to be operations in the segment to which it was grouped.

KUSD
2009
LIABILITY
Trade payables	1,178.6
Other liabilities	790.4
Deferred income	44.7
2,013.7

Note 22	LIABILITIES TO BANKS - LONG TERM

Liabilities to banks represent bank facilities of GROUP AG with Baden-Württembergische Bank with a credit line totaling 4,017 KUSD and are collateralized by a silent blanket agreement for GROUP AG’s trade receivables. The term of the loan runs until June 30, 2014. The Company has curtailed the risk of changing interest rates existing with regard to liabilities to banks due to variable interest rate agreements by obtaining a fixed interest rate for half of its credit line. Accordingly, 2,008.5 KUSD is bearing interest at prime plus 1.5% and 2,008.5 KUSD is fixed at 3.5%

Note 23	OTHER LIABILITIES - LONG TERM

Other long-term liabilities are made up of unsecured liabilities connected to the purchase of assets as follows:

Other Long-Term Liabilities	12.31.10	12.31.09
	KUSD	KUSD
Purchase Assets L911	3.448,2	4.426,3
Purchase Assets Fastworks	506,2
Purchase Assets Permessa	1.162,3
Purchase Assets Salesplace	1.011,0
	6.127,7	4.426,3

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Expected payments over the next 5 fiscal years stated in KUSD.

			Purchase	Purchase
	Purchase	Purchase Assets	Assets	Assets
	Asset L911	Fastworks	Permessa	Salesplace

Interest per annum	4.50%	5.50%	0.00%	0.00%

Expiration date	Sep 30, 2013	April 15, 2013	June 30, 2013	Jan 15, 2013
2012	745.9	119.2	757.9	504.8
2013	33.5	133.9	1,004.3	669.6
2014	3,414.7	372.3	158.0	341.5
2015	—	—	—	—
2016	—	—	—	—
Thereafter	—	—	—	—
Total	4,194.1	625.4	1,920.2	1,515.8

Note 24	COMMON STOCK

The Company has a total authorized stock capital of 42,746,738 common stock of which 17,514,738 are restricted as set out below.

The Company has 25,232,000 issued and outstanding non-par bearer stocks at a mathematical face value of $1.339 (1 Euro) per stock.

The Company has an authorized stock capital of 10,000,000 non-par bearer common stock with a mathematical face value of $1.339 (1 Euro) which can be issued up to June 20, 2013. The maximum number of shares issued in this authorized stock capital is restricted to 10% of the Company’s total stock capital. On February 27, 2012, the Company issued 1,750,000 stocks under this authorized stock capital in connection with an investment in kind.

The Company has an authorized stock capital of 5,000,000 non-par bearer common stock with a mathematical face value of $1.339 (1 Euro) which can be issued up to October 31, 2011. The maximum increase in capital for under this authorized stock capital is $3,367,485 (2,514,738 Euros) and restricted to 10% of the Company’s total stock capital. This authorized stock capital has expired without any shares being issued.

The Company has an authorized stock capital of 5,000,000 non-par bearer common stock with a mathematical face value of $1.339 (1 Euro) to fulfill the conversion rights of holders of convertible bonds. The authorization to issue convertible bonds end on October 31, 2007. The issuance of stock under this authorized stock capital is restricted to conversion rights of holders of convertible bonds. The total convertible notes converted to stock were 2,572. The remaining authorized stock capital has expired without any shares being issued.

Note 25	SEGMENT REPORTING

The Company reports segment information based on the “management” approach. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief decision maker in deciding how to allocate resources and assess performance. Since the company operates in one segment, all required financial segment information can be found in the consolidated financial statements.

Revenues by geographic area for the years ended December 31, 2010 and 2009 are as follows (USD 000's).

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	December 31
	2010	2009
US	7,768	2,426
Germany	19,213	28,251
United Kingdom	726	793
Other	—	115
	27,707	31,585

No other country other than the United States and Germany had material revenues for the years ended December 31, 2010 and 2009.

There were no customers that accounted for more than 10% of revenues in 2010 and 2009.

Long-lived assets by geographic area, which primarily include property plant and equipment net as of December 31, 2010 and 2009 were as follows (USD 000s).

	December 31	December 31
	2010	2009
US	54	15
Germany	243	261
	297	276

No other country other than the US and Germany accounted for more than 10% or more of these assets

The Company groups its products into portfolios that are categorized into the following classes (in 000s):

	December 31	December 31
	2010	2009
Messaging	17,090	14,909
CRM	3,313	13,195
Banking CRM	1,351	1,344
Experts Consulting	5,226	1,344
Other Products	726	793
Total net sales	27,706	31,585

Note 26	OTHER INCOME

Other income of 2,394 KUSD (previous year: 454 KUSD) relate within 1,902 KUSD (previous year: 0 KUSD) from the reinstatement of a receivable from the former managers of a subsidiary as disclosed in Note 9 - other current receivables.

Note 27	PENSION PLAN OBLIGATIONS

The Company has a non-contributory defined benefit pension plan (“Qualified Plans”). The Qualified Plans provide retirement benefits for certain employees meeting certain age and service requirements. Benefits for the Qualified Plans are funded from assets held in the plans’ trusts.

Benefit Obligations and Funded Status

The following table presents the status of GROUP AG’s pension plan. The benefit obligation for pension plans represents the projected benefit obligation. GROUP AG’s benefit obligations and plan assets are measured each year as of December 31.

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	Pension benefits in USD
	2010	2009

Change in benefit obligation:
Benefit obligation at beginning of year	139,572	143,191
Service cost	—	—
Interest cost	7,676	7,874
Actuarial loss (gain)	6,714	(789)
Curtailment (gain) loss	—	—
Plan amendments	—	—
Foreign exchange rate changes	—	—
Participant contributions	—	—
Benefits paid	—	—
Benefit obligation at end of year	153,962	150,276
Change in plan assets:
Fair value of plan assets at beginning of year	90,095	94,767
Actual return on plan assets	2,041	3,207
Employer contributions	—	—
Participant contributions	—	—
Benefits paid	—	—
Foreign exchange rate changes	—	—
Fair value of plan assets at end of year	93,035	97,973
Funded status at end of the year	(60,927)	(52,303)

	Pension benefits in USD
	2010	2009

Amounts recognized in the Balance Sheets
Non current asset	223,630	175900
Current liabilities	(153,962)	(150,276)
Net	69,668	25,624
Amounts recognized in other accumulated comprehensive earnings
Net actuarial loss (gain)	16,431	10,292
Prior service cost (credit	—	—
Net	16,431	10,292

The following table presents the components of net periodic benefit cost and other comprehensive earnings for Group AG’s pension plan.

	Pension benefits in USD
	2010	2009
Net periodic benefit cost:
Service cost	—	—
Interest cost	7,676	7,874
Recognition of net actuarial loss (gain)	6,714	789
Recognition of prior service cost	—	—
	14,390	7,085
Total net periodic benefit cost
Other comprehensive earnings:
Actuarial (gain) loss arising in current year	2,041	3,207
Prior service cost (credit) arising in current year	—	—
Recognition of net actuarial (loss) gain in net periodic benefit cost	—	—
Recognition of prior service cost, including curtailment, in net periodic benefit cost	—	—
Total other comprehensive earnings (loss)	2,041	3,207
Total recognized	16,431	10,292

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Assumptions

The following table presents the weighted average actuarial assumptions that were used to determine benefit obligations and net periodic benefit costs.

	Pension Benefits
	2010	2009
Assumption to determine benefit obligations:
Discount rate	5.7%	6.0%
Rate of compensation increase	N/A	N/A
Assumptions to determine net periodic benefit cost:
Discount rate	6.0%	6.0%
Expected return on plan assets	N/A	N/A
Rate of compensation increase	N/A	N/A

Discount rate - Future pension obligations are discounted at the end of each year based on the rate at which obligations could be effectively settled, considering the timing of estimated future cash flows related to the plans. This rate is based on high-quality bond yields, after allowing for call and default risk. High quality corporate bond yield indices are considered when selecting the discount rate.

Rate of compensation increase - The expected DBO for end of 2011/ 2012 is estimated to increase from $ 153,962 in 2010/ 2011 to $ 169,857. The expected increase of the assets is estimated end of 2011/ 2012 by $ 4,143.

Expected return on plan assets - The expected rate of return on plan assets was determined by evaluating input from external consultants and economists as well as long-term inflation assumptions. The Company expects the long-term asset allocation to approximate the targeted allocation. Therefore, the expected long-term rate of return on plan assets is based on the target allocation of investment types in such assets. See plan assets discussion below for more information on GROUP AG’s target allocations.

Pension Plan Assets

GROUP AG’s overall investment objective for its pension plans’ is to eliminate further risks. Therefore, all permitted benefits are reinsuranced. In total, the benefits from the permitted pension correspond to the benefits of the reinsurances which have been signed for these pension promises.

Note 28	DEFERRED INCOME TAXES

As a result of the change in the majority ownership of GROUP Business Software in 2011 and based on the current legal situation, management has determined it is more likely than not that the tax losses carried forward will be available as a deduction to determine taxable income. Therefore, the deferred tax assets from the losses carried forward for GROUP Business Software AG in an amount of 3,691 KUSD was written off this year and included in income tax expense.

The following schedule details the reconciliation of the Consolidated Earnings Before Taxes to the Income Tax Expense per the Consolidated Profit and Loss Statement:

	USD	USD
December	2010	2009
Statutory rate	23.0% - 34.0%	23.0% - 34.0%

Expected income taxes recovery at the statutory rate	$(17,661)	$457,623

Effect of change in tax rate	(71,536)	(47,458)
Permanent differences	(357,722)	(272,635)
Temporary differences	208,005	(14,259)
Price allocation from consolidation	172,795	(146,787)
Change in deferred income tax asset	3,349,211	67,626
Income tax expense (recovery) recognized	$3,283,091	$44,110

Income tax expense (recovery) is comprised of:
Current	40,552	116,248
Future	3,242,539	(72,143)

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The following schedule reflects a summary of the basic components of the Deferred Tax Liability as presented in the Company’s Consolidated Balance Sheet.

	USD	USD
December	2010	2009

Intangible assets	64,277	121,121
Non-capital losses available for future periods	444,581	4,035,922
Price allocation from consolidation	(251,173)	(102,376)
	257,685	4,054,667

The balances have been disposed as follows:

	USD	USD
December	2010	2009

Short term asset	—	12,284
Long term asset	1,136,135	4,968,740
Long term liability	(878,450)	(926,357)
	257,685	4,054,667

The Company also has incurred losses for income tax purposes of approximately 1,473 KUSD which may be applied in future years to reduce taxable income. The ability to apply this loss expires starting in 2015.

Note 29	SUPPLEMENTAL CASH FLOW DISCLOSURES

	2010	2009
	USD	USD
Cash paid for
Interest paid	471,282	263,590
Taxes paid (recovered)	40,552	116,248

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Note 30	COMMITMENTS

The Company has the following commitments as at December 31, 2010:

Other Financial Obligations	1 Year	Over 1 year	Total
	KUSD	KUSD	KUSD

Liabilities from Rental Agreements	350	350	700
Previous Year	636	673	1,309

Liabilities from Vehicle Lease Agreements	175	350	525
Previous Year	133	222	355

Liabilities from other Lease Agreements	54	44	98
Previous Year	49	72	121

Lease agreement - subsequent to year end	100	250	0

Current Year - 2010	678	993	1,672
Previous Year - 2009	818	967	1,785

Note 31	SUBSEQUENT EVENTS

On January 6, 2011, the Company’s shareholders exchanged an additional aggregate of 5,525,735 shares of common stock of GROUP in exchange for 2,361,426 shares of common stock of the GBSX. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP.

On February 27, 2012, the Company increased its share capital with an investment in kind of 1,750,000 Shares. The investment in kind related to a conversion of the long term loan given from Lotus Holding to the Company in conclusion with the Lotus911 purchase. As such, the shares issued by the company increased to 26,982,000.

Simultaneously and effective February 27th, 2011 GBS Enterprises Inc. increased its participation in GBS AG by 883,765 shares to a total amount of 13,525,000 shares or 50.1%.

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